Exhibit 99.7

INVESTOR FREQUENTLY ASKED QUESTIONS

What is the strategic rationale for the transaction?

This transaction will enable scale efficiencies and the diversification and accelerated development of services and products to produce the preferred provider of outsourced parking facility management and maintenance, ground transportation and security services to municipal, institutional and commercial clients.

The merger is expected to:

•	Expand Standard Parking’s location footprint to more than 4,400 parking locations containing approximately 2.2 million parking spaces in hundreds of cities across the U.S. and Canada.

•	Leverage increased cross-selling of Standard Parking’s and Central Parking’s diverse portfolio of products and services.

•	Create a more efficient G&A profile, expected to generate net annual run-rate cost synergies in excess of $20 million by the end of the second year after closing.

•	Expand Standard Parking’s client base and grow the business from a lower cost platform.

•	Maintain a sound capital structure through a strong cash flow, solid balance sheet and attractive cost of capital.

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Facilitate significant investment in technologies to accelerate the development of new products and services to benefit customers and clients at a faster pace than either company would achieve on its own.

Why is this transaction compelling for Standard Parking stockholders?

We expect the combined company to become the preferred provider of outsourced parking facility management and maintenance, ground transportation and security services to commercial, institutional and municipal clients. We believe this will be a transformational merger for a variety of reasons:

•	Post-closing, we’ll immediately begin to blend the best of both companies to enhance the suite of services and products that we provide both to our parking customers and to our clients.

•	Moving forward, we expect to accelerate the development of parking-related technology to improve the customer experience even more and, therefore, increase value for our clients.

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Doubling our location base will dramatically increase our opportunities to cross-sell our diversified SP Plus® service lines. Moreover, clients who take advantage of these services will benefit from a “one-stop shop” – a single-source vendor that can provide a single client interface across many disciplines, affording simplification of supervision and reporting.

•	We expect to generate annual run-rate cost synergies in excess of $20 million by the end of the second year after closing.

•	We expect the transaction to be accretive to earnings per share in two to three years.

•	Strong free cash flow should enable repayment of debt to achieve debt leverage of 2.5x within three years.

INVESTOR FREQUENTLY ASKED QUESTIONS

Why do this deal now? Does this transaction represent a change in Standard Parking’s strategy?

Both companies’ businesses are strong and our strategies are complementary, so the time is simply right.

Standard Parking’s track record of successfully integrating other parking operators has positioned the company for a larger, more transformational merger. The Company has built a strong balance sheet and delivered predictable, transparent operating results that generate strong free cash flow.

Central Parking has built a strong underlying business by operating a diverse portfolio of parking locations for a wide array of clients, with the potential to generate significant cash flow.

Central Parking’s customer-facing programs and services delivered through web-based applications and the use of centralized customer service centers complement Standard Parking’s own investments in centralized, remote customer service centers and other customer-based initiatives.

What are the terms of the transaction?

The total consideration for Central Parking is $350 million through a combination of cash to Central Parking stockholders, Standard Parking stock and the assumption of Central Parking debt.

Specifically:

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At closing, Standard Parking will issue additional shares of common stock such that Central Parking’s stockholders will hold 6.16 million shares, or 28%, of the combined company on a diluted basis (subject to reduction under certain circumstances as provided in the merger agreement).

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Central Parking’s stockholders will also be entitled to receive a total of $27 million of cash consideration (subject to adjustment as provided in the merger agreement) to be paid in three years to the extent it is not used to satisfy any indemnity obligations that arise under the agreement.

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Standard Parking will assume approximately $210 million of Central Parking’s debt net of cash acquired, which will be refinanced at closing using the proceeds of the combined company’s new $450 million senior credit facility.

•	Based on the most recent 20 trading day average price of stock, the stock component is valued at $111 million, for a total consideration of $350 million.

•	Standard Parking’s Board of Directors will expand from five to eight members, with the three new Board members being representatives of Central Parking’s stockholders.

INVESTOR FREQUENTLY ASKED QUESTIONS

What are the principal approvals required to close?

The Boards of Directors of both companies and Central Parking’s stockholders have approved the transaction. The merger is subject to Standard Parking’s stockholder approval, antitrust and other regulatory review, consummation of the financing and other customary closing conditions.

What is the total transaction and integration cost that Standard Parking will incur?

Standard Parking anticipates total merger and integration costs of approximately $39 million. Approximately $8 million is expected for transaction costs, $22 million for synergy planning and integration costs, and $9 million for financing costs. Approximately $4 million of the total has been incurred to date.

What level of cost synergies do you expect to realize? Will there be associated personnel reductions?

The transaction is expected to generate annual run-rate cost synergies in excess of $20 million by the end of the second year after closing.

The elimination of management overlaps and the consolidation of business support functions will result in headcount reductions, which we expect will be less than 2% of the combined workforce of over 25,000.

What do the pro-forma financials look like?

The deal is expected to be accretive to earnings per share in two to three years. We expect to generate annual run-rate cost synergies in excess of $20 million by the end of the second year after closing. Additionally, the strong free cash flow should enable repayment of debt to achieve debt leverage of 2.5x within three years.

Cautionary Note Regarding Forward-Looking Statements

This document contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including statements regarding expected cost synergies and other anticipated benefits of the proposed merger of Standard Parking Corporation (“Standard”) and the parent of Central Parking Corporation (“Central”), the expected future operating results of the combined company, the expected timing of completion of the merger and the other expectations, beliefs, plans, intentions and strategies of Standard. Standard has tried to identify these statements by using words such as “expect,” “anticipate,” “believe,” “could,” “should,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project” and “will” and similar terms and phrases, but such words, terms and phrases are not the exclusive means of identifying such statements. These forward-looking statements are made based on management's expectations and beliefs concerning future events and are subject to uncertainties and factors relating to operations and the business environment, all of which are difficult to predict and many of which are beyond management's control. Actual results, performance and achievements could differ materially from those expressed in, or implied by, these forward-looking statements due to a variety of risks, uncertainties and other factors, including, but not limited to, the following: the risk that the proposed business combination transaction is not completed on a timely basis or at all; the ability to integrate Central into the business of Standard successfully and the amount of time and expense spent and incurred in connection with the integration; the risk that the economic benefits, cost savings and other synergies that Standard anticipates as a result of the transaction are not fully realized or take longer to realize than expected; the risk that Standard or Central may be unable to obtain antitrust or other regulatory clearance required for the transaction, or that required antitrust or other regulatory clearance may delay the transaction or result in the imposition of conditions that could adversely affect the operations of the combined company or cause the parties to abandon the transaction; intense competition; the loss, or renewal on less favorable terms, of management contracts and leases; and changes in general economic and business conditions or demographic trends.

For a detailed discussion of factors that could affect Standard’s future operating results, please see Standard’s filings with the Securities and Exchange Commission (the “SEC”), including the disclosures under “Risk Factors” in those filings. Except as expressly required by the federal securities laws, Standard undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances, future events or for any other reason.

INVESTOR FREQUENTLY ASKED QUESTIONS

Additional Information

The shares of Standard’s common stock to be issued as consideration under the merger agreement will not be registered under the Securities Act of 1933, as amended, or applicable state securities laws, and, unless so registered, such shares may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. This document does not constitute an offer to buy or sell securities, or a solicitation of any vote or approval, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Standard intends to file with the SEC a proxy statement and other relevant materials in connection with the proposed business combination transaction referenced in this document. Before making any voting decision with respect to the proposed transaction, Standard stockholders are urged to read the proxy statement when it becomes available, and as it may be amended from time to time, because it will contain important information regarding the proposed transaction. Standard’s stockholders may obtain a free copy of the proxy statement and other relevant materials, when available, and other documents filed by Standard with the SEC at the SEC’s website at http://www.sec.gov. In addition, copies of the proxy statement, when available, will be provided free of charge by Standard to all of its stockholders. Additional requests for proxy statements and other relevant materials should be directed to Standard Parking, Investor Relations, 900 N. Michigan Ave., Chicago, IL 60611 or by email at investor_relations@standardparking.com.

Standard and Central and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from Standard’s stockholders with respect to the proposed transaction. Any interests of the executive officers and directors of Standard and Central in the proposed transaction will be described in the proxy statement, when it becomes available. For additional information about Standard’s executive officers and directors, see Standard’s proxy statement filed with the SEC on March 28, 2011.